SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report: August 13, 2003

INSTANET, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA

(State of Incorporation)

333-56250	84-1575085
(Commission File No.)	(I.R.S. Employer Identification Number)

480 South Holly Street, Denver, CO	80246
(Address of Principal Executive Offices)	(Zip Code)

(303) 316-8577

(Registrant’s Telephone Number)

(Former Address, If Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

As a result of the change in control reported in our Current Report on Form 8-K, filed on June 25, 2003, we replaced Ehrhardt, Keefe, Steiner & Hottman, P.C. (“Ehrhardt, Keefe”), the independent public accountant used by prior management, with Spicer, Jeffries & Co. (“Spicer, Jeffries”), the independent auditor whom new management had been using. Before the change in control, Instanet, Inc. conducted no business and had few assets. In March 2003, our prior management determined that it could not institute its business plan to exploit a license agreement for the marketing and sale of internet electronic funds transfer services and systems. After the share exchange, the business of Vitacube Systems, Inc., our wholly-owned subsidiary, became the operating business of Instanet. Spicer, Jeffries had served as the independent certified public accountant for Vitacube. As such, our board of directors determined that the experience and knowledge of VitaCube possessed by Spicer, Jeffries made it more practical to have Spicer, Jeffries continue in that role than to expend the time and expense necessary for Ehrhardt, Keefe to obtain the same background, and the board of directors voted to change our certifying accountant.

During the past two years, none of the financial statements prepared by Ehrhardt, Keefe contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years, and most recent interim periods, there were no disagreements with Ehrhardt, Keefe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Ehrhardt, Keefe has furnished the Company with a letter addressed to the Securities and Exchange Commission stating it agrees with the above statement. A copy of this letter is included as Exhibit 16.1 to this report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on August 13, 2003.

INSTANET, INC.

By:	/s/ Sanford D. Greenberg
Sanford D. Greenberg